                                                                   EXHIBIT 10.10

                              INVESTMENT AGREEMENT
                              --------------------
                           (Series D Preferred Stock)

     THIS IS AN INVESTMENT AGREEMENT (this "Agreement") made and dated as of February 1, 1999 by and:

among:  GREENWICH TECHNOLOGY PARTNERS, INC., a Delaware corporation (the
-----
        "Corporation");

and:    those parties identified on the "Schedule of Investors" attached to this
---
        Agreement as Exhibit A (collectively, the "Series D Investors").
                     ---------

          The Corporation and the Series D Investors agree as follows:

     1.  DEFINITIONS.  As used in this Agreement, each of the following
         -----------
terms means:

          "Affiliate": With respect to any particular Person, any other Person directly or indirectly, controlling, controlled by or under common control with such Person.

          "Books and Records":  The books and records of the Corporation.

          "Business": The computer networking and related consulting business conducted by the Corporation.

          "Environmental Laws": All Laws governing the use, storage, shipment, handling, disposal, discharge, release, cleanup, reporting, labeling, warning, workplace disclosure or monitoring of Hazardous Materials, or otherwise relating to environmental pollution or environmental protection, including, as may be applicable to environmental matters, the common law respecting nuisance, trespass, tortious liability and strict liability.

          "Financial Statements": The Corporation's unaudited balance sheet as at December 31, 1998 and the related statements of income, retained earnings and changes in financial position for such fiscal year.

          "Hazardous Materials": All substances, in whatever form or concentration, which are classified as hazardous, toxic or dangerous or as pollutants or contaminants under any Environmental Laws. "Hazardous Materials" specifically include gasoline, oil and other petroleum products, their fractions and their constituent and residual compounds and by-products, and radon, asbestos, lead-based paint, ureaformaldehyde and PCB's. Where under applicable Environmental Laws a jurisdiction exercises the authority to establish stricter requirements regarding Hazardous Materials or to define Hazardous Materials more inclusively, the stricter requirements and more inclusive definitions shall apply with respect to the operations of the Business which are located or conducted within such jurisdictions or which are otherwise subject to its authority.

          "Initial Public Offering":  As defined in Section 6.4.

          "Laws": All material laws, statutes, ordinances, rules, regulations and other requirements having the force of law promulgated by any governmental authority, commission, agency or body which are applicable to the Corporation or the Business, in each case whether local, state, territorial, or federal.

          "Liabilities": All liabilities or obligations of the Corporation of any kind or description, whether accrued, absolute, contingent or otherwise.

          "Liens": All liens, security interests, pledges, mortgages, encumbrances, claims, charges, agreements and rights of others of any nature whatsoever.

          "Losses": Any loss, claim, liability, penalty, damage, cost or expense, whether direct or indirect, special or consequential, including reasonable attorneys' fees.

          "Order": Any order, writ, decree, ruling, award, injunction or other directive or requirement having the force of law issued by any court, tribunal, administrative agency, other governmental authority, or arbitrator, in each case whether local, state, territorial or federal which is applicable to the Corporation.

          "Person": Any natural person, corporation, partnership (general, limited or otherwise), limited liability company, trust, association, joint venture, governmental body or agency or other entity having legal status of any kind.

          "Preferred Shareholders":  As defined in Section 2.2.

          "Preferred Shares": All outstanding Series A Shares, Series B Shares, Series C Shares and Series D Shares.

          "Proceeding": Any litigation, lawsuit, arbitration, mediation, grievance, hearing, investigation or other legal, administrative, governmental or private party proceeding or enforcement action.

          "Registration Rights Agreement":  As defined in Section 2.3.

          "Series A Shares": Share of Series A Preferred Stock having the rights, preferences, privileges, restrictions and other matters set forth in the Second Amended and Restated Certificate of Incorporation of the Corporation.

          "Series B Shares": Shares of Series B Preferred Stock having the rights, preferences, privileges, restrictions and other matters set forth in the Second Amended and Restated Certificate of Incorporation of the Corporation.

         "Series C Shares": Shares of Series C Preferred Stock having the rights, preferences, privileges, restrictions and other matters set forth in the Second Amended and Restated Certificate of Incorporation of the Corporation.

         "Series D Shares": Shares of Series D Participating Preferred Stock having the rights, preferences, privileges, restrictions and other matters set forth in the Second Amended and Restated Certificate of Incorporation of the Corporation.

         "Shareholders' Agreement":  As defined in Section 2.2.

     2.  PURPOSE AND BACKGROUND.
         ----------------------

          2.1.  Sale of Series D Shares.  The Corporation desires to sell to the
                -----------------------
Series D Investors an aggregate of 5,213,675 Series D Shares, and the Series D Investors desire to purchase such Series D Shares from the Corporation in the amounts and for aggregate purchase prices as set forth on the Schedule of Investors attached hereto as Exhibit A, all on the terms and conditions set forth in this Agreement.

          2.2.  Shareholders Agreement.  Concurrently with this Agreement, the
                ----------------------
Corporation, the Series D Investors and the holders of the Corporation's Series A Shares, Series B Shares and Series C Shares (such holders of Series A Shares, Series B Shares, Series C Shares and Series D Shares, collectively, after giving effect to the transactions contemplated by this Agreement, the "Preferred Shareholders") are entering into an Amended and Restated Shareholders' Agreement (the "Shareholders' Agreement") setting forth, among other matters, certain restrictions on disposition of, and options to purchase or sell, the Preferred Shareholders' respective shares of the Corporation's Preferred Stock.

          2.3.  Registration Rights Agreement.  Concurrently with this
                -----------------------------
Agreement, the Corporation and the Series D Investors are entering into a Registration Rights Agreement (the "Registration Rights Agreement") setting forth, among other matters, certain obligations of the Corporation to register the Series D Shares pursuant to the Securities Act of 1933, as amended (the "Securities Act").

          2.4  Sale of Warrants.  In addition to the sale and issuance of the
               ----------------
Series D Shares pursuant to Section 2.1 hereof, the Corporation desires to sell to VantagePoint Communications Partners, LP and VantagePoint Venture Partners 1996 (collectively, "VantagePoint") Warrants in the form attached hereto as Exhibit B (the "Warrants") to purchase an aggregate of 4,273,504 Series D Shares (the "Warrant Shares")and in the amounts as set forth on Exhibit A, and VantagePoint desires to purchase such Warrants from the Corporation in the amounts as set forth on Exhibit A, all on the terms and conditions set forth in this Agreement.

     3.   PURCHASE AND SALE OF SHARES AND WARRANTS; USE OF PROCEEDS.
          ---------------------------------------------------------
Subject to the terms and conditions contained in this Agreement:

          3.1.  Purchase of Series D Shares.  The Corporation hereby sells and
                ---------------------------
issues to the Series D Investors, and the Series D Investors hereby purchase from the Corporation, the number of Series D Shares set forth opposite their respective names on Schedule of Investors attached hereto as Exhibit A, free and clear of all Liens, for the respective purchase prices set forth opposite their names on such Schedule of Investors, and which applicable purchase prices will be paid by each Series D Investor on or before the date of this Agreement.

          3.2  Purchase of the Warrants.  The Corporation hereby sells and
               ------------------------
issues to VantagePoint, and VantagePoint hereby purchases from the Corporation, the Warrants, free and clear of all Liens, for an aggregate purchase price of $1000.00, which is being paid concurrently with this Agreement and which the parties hereto agree is the fair value of the Warrants on the date hereof.

          3.3.  Use of Proceeds.  The Corporation shall use the proceeds from
                ---------------
the sale of the Series D Shares and Warrants for working capital and general corporate purposes, including the payment of legal fees and expenses of certain Series D Investors as provided in section 10.6 and the potential purchase of shares of Common Stock of the Corporation from a former shareholder of the Corporation as described more fully in the Schedule of Exceptions attached hereto as Exhibit C.

     4.  THE CORPORATION'S REPRESENTATIONS AND WARRANTIES.  Except as set
         ------------------------------------------------
forth in the Schedule of Exceptions, attached hereto as Exhibit C, the Corporation makes the following representations and warranties to the Series D
Investors:

          4.1.  Organization and Authority.  The Corporation is a corporation
                --------------------------
duly organized, validly existing and in good standing under the Laws of Delaware. The Corporation has full corporate power and authority to own its assets and to carry on the Business as presently conducted. The Corporation is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to so qualify would have a material adverse effect on the Corporation's business, properties or financial condition. The Corporation has no subsidiaries and owns no capital stock or other equity interests in any Person. The execution, delivery and performance of this Agreement, the Shareholders' Agreement and the Registration Rights Agreement have been duly authorized by the Corporation's Board of Directors and shareholders, and no further corporate or other action is required on the part of the Corporation in order to authorize this Agreement, the Shareholders' Agreement or the Registration Rights Agreement or the transactions contemplated hereby or thereby, including, without limitation, the issuance of the Series D Shares to the Series D Investors, as set forth on the Schedule of Investors, the issuance of the shares of Common Stock upon conversion of the Series D Shares, the issuance of the Warrants to VantagePoint and the issuance of the Warrant Shares upon exercise of the Warrants. Each of this Agreement, the Shareholders' Agreement and the Registration Rights Agreement is the legal, valid and binding obligation of the Corporation, duly enforceable against the Corporation in accordance with its terms.

          4.2.  Capitalization.  The Corporation's authorized capital stock
                --------------
consists solely of 53,326,876 shares, 30,000,000 of which have been designated common stock, par value $.01 per share (the "Common Stock"), of which 377,000 shares are issued and outstanding, and 23,326,876 of which have been designated preferred stock, par value $.01 per share (the "Preferred Stock"). 4,100,000 of the authorized shares of Preferred Stock are designated as "Series A Preferred Stock", all of which are issued and outstanding, 5,533,031 of the authorized shares of Preferred Stock are designated as "Series B Preferred Stock", all of which are issued and outstanding, 4,206,666 of the authorized shares of Preferred Stock are designated as "Series C Preferred Stock", all of which are issued and outstanding, and 9,487,179 of the authorized shares of Preferred Stock are designated as "Series D Participating Preferred Stock", none of which are issued and outstanding prior to the date hereof. As of the date hereof, 3,500,000 of the Corporation's authorized but unissued shares of Common Stock have been reserved for issuance under the Corporation's 1997 Option Plan (the "1997 Plan"), of which options to purchase 2,007,525 shares of Common Stock are currently outstanding. A total of 23,326,876 of the Corporation's authorized but unissued shares of Common Stock have been reserved for issuance upon conversion of the authorized Series A Shares, Series B Shares, Series C Shares and Series D Shares, whether or not currently issued and outstanding. A total of 4,273,504 of the Corporation's authorized but unissued Series D Shares have been reserved for issuance upon exercise of the Warrants. Except as provided above, the Corporation has no other shares of capital stock reserved for issuance, and no outstanding options, warrants, rights, calls or commitments related to its shares of capital stock or any outstanding securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from the Corporation, any shares of capital stock. There are no preemptive or other subscription rights with respect to any shares of capital stock. All of the shares of capital stock which are issued and outstanding have been duly authorized and validly issued and are fully paid and are nonassessable. The Series D Shares to be issued to the Series D Investors pursuant to this Agreement, the Warrants to be issued to VantagePoint pursuant to this Agreement and the Warrant Shares to be issued to VantagePoint pursuant to the Warrants have been duly authorized and when issued in accordance with this Agreement or the Warrants, as applicable, will be validly issued, fully paid and nonassessable. All securities issued by the Corporation prior to the date of this Agreement have been issued in compliance with all applicable securities laws or pursuant to a valid exemption therefrom.

          4.3.  No Conflict or Violation.  Neither the execution of this
                ------------------------
Agreement, the Shareholders' Agreement or the Registration Rights Agreement by the Corporation nor the performance by the Corporation of the transactions contemplated by this Agreement, the Shareholders' Agreement or the Registration Rights Agreement, including without limitation, the issuance of the Series D Shares to the Series D Investors, the issuance of the Warrants to VantagePoint, the issuance of the Common Stock upon conversion of the Series D Shares and the issuance of the Series D Shares upon exercise of the Warrants, will result in:
(i) a violation of or conflict with the Corporation's Second Amended and Restated Certificate of Incorporation or bylaws; (ii) a violation of any Laws or any Order to which the Corporation is subject: (iii) the imposition of any material Lien against the Corporation's assets; or (iv) a material breach or default under any mortgage, indenture, deed of trust, real property or personal property lease, license, material contract, or other agreement.

          4.4.  Financial Statements.  The Financial Statements present fairly
                --------------------
the financial condition and results of operations of the Corporation of and for the periods covered by the Financial Statements, subject only to ordinary course adjustments for normal, recurring accruals resulting from the year-end audit.

          4.5.  Absence of Certain Changes or Events.  Since December 31, 1998,
                ------------------------------------
the Corporation has operated only in the ordinary course and there has been no:
(i) material adverse change in the business, financial condition or results of operations of the Corporation, (ii) damage, destruction or loss (whether or not covered by insurance) involving any of the Corporation's assets; (iii) sale or lease or other disposition of any of the Corporation's assets, except for dispositions in the ordinary course; (iv) declaration or payment of any dividend or distribution on any shares of its capital stock or other equity interests;
(v) repurchase or other acquisition of any shares of its capital stock or other equity interests or any outstanding securities convertible into shares of capital stock or of any option, warrant, right, call or commitment relating to shares of capital stock or other equity interests or any outstanding securities convertible into shares of capital stock, or, any grant to any Person of any right to subscribe for or acquire from it, any shares of capital stock or other equity interests; (vi) the granting or creation by the Corporation of any material Lien affecting any of the Corporation's assets; or (vii) to the Corporation's best knowledge, any transaction by the Corporation outside the ordinary course of business.

          4.6.  Consents and Approvals.  Other than consents obtained prior to
                ----------------------
the Closing, the execution, delivery and performance by the Corporation of this Agreement, the Shareholders' Agreement or the Registration Rights Agreement and the transactions contemplated hereby or thereby, including without limitation, the issuance of the Series D Shares to the Series D Investors, the issuance of the Warrants to VantagePoint, the issuance of the Common Stock upon conversion of the Series D Shares and the issuance of the Series D Shares upon exercise of the Warrants, do not require the consent, approval or authorization of, or any declaration, filing, registration or notice with or to any governmental or regulatory authority, or any other Person, except where the failure to obtain such consent would not have a material adverse effect on the Corporation.

          4.7.  Material Agreements.  Schedule 4.7 of the Schedule of Exceptions
                -------------------
contains a complete and correct list, as of the date of this Agreement, of all material agreements, contracts, commitments, undertakings and other obligations, whether written or oral, involving the Corporation or otherwise relating to the Business, which shall include but are not limited to agreements which entail a commitment of $50,000 or more. True and complete copies of all written agreements, contracts and commitments listed in Schedule 4.7 of the Schedule of Exceptions, including all amendments, have been made available to the Series D Investors.

          4.8.  Absence of Litigation.  There is no material Proceeding which is
                ---------------------
either pending or, to the Corporation's best knowledge, threatened against the Corporation or otherwise involving its assets or the Business, and there are no outstanding Orders against the Corporation or with respect to the Business or the Corporation's assets.

          4.9.  Compliance with Laws.  The Corporation is currently in
                --------------------
compliance and has in the past complied, in each case in all material respects, with the Laws applicable to the Corporation, except where the failure to do so would not have a material adverse effect on the Corporation. The Corporation has not received notice of violation or alleged violation of any Laws relating to the conduct of the Business which has not been rectified or which remains outstanding.

          4.10.  Accounts Receivable.  All accounts receivable reflected on the
                 -------------------
Financial Statements and all accounts receivable of the Business that have arisen since the date of the Financial Statements derive from bona fide
                                                              ---- ----
transactions in the ordinary course of the Business and are payable on ordinary terms, less adequate reserves for doubtful accounts as reflected in the Books and Records. No person has asserted or threatened to assert any counterclaims or offsetting claims or defenses to collection of the Corporation's accounts receivable. The Books and Records as of the date of this Agreement reflect an accurate aging of all accounts receivable. The Corporation is not aware that any of the accounts receivables as of the date of this Agreement are uncollectible or are likely to be uncollectible in the ordinary course within 60 days after origination.

          4.11.  Intellectual Property.  Schedule 4.11 of the Schedule of
                 ---------------------
Exceptions contains a true and complete listing, as they relate to or are used in the Business, of all: (i) trademark registrations and applications in the United States, any state or any other jurisdiction; (ii) common law or unregistered trademarks; (iii) tradenames, (iv) patents and patent applications;
(v) registered copyrights; and (vi) technical know-how, license or similar agreements to which the Corporation with respect to the Business is party, or from which the Business otherwise benefits (collectively, the "Intellectual Property"). No proceedings are pending or, to the Corporation's best knowledge, threatened, which challenge the validity of the Corporation's ownership or use of the Intellectual Property. All licensing and similar agreements relating to the Intellectual Property are listed on Schedule 4.11 of the Schedule of Exceptions and are in full force and effect, and there is no default by the Corporation or any other party to such agreements. The Corporation has not received notice of conflict with the asserted rights of other Persons. To its best knowledge, the Corporation is not infringing any patents, trademarks or copyrights and is not misappropriating or violating trade secrets or other proprietary rights of any other Persons. All executive officers of the Corporation have executed an agreement containing an assignment of inventions provision, a form of which has been provided to counsel for the Series D Investors.

          4.12.  Environmental Matters.  The Corporation is in compliance with
                 ---------------------
applicable Environmental Laws. To the Corporation's best knowledge, there is no past or existing event, condition, circumstance or practice or procedure involving or relating to Hazardous Materials or other environmental matters which might interfere with or adversely affect the conduct of the Business as now being conducted, or which would require disclosure, reporting, monitoring, cleanup, remediation or other action on the part of the Corporation or at the Corporation's expense, or which might result in the Corporation's being in violation of or in noncompliance with Environmental Laws.

          4.13.  Employees.  Employees of the Business are employed "at will",
                 ---------
and, except as otherwise provided in this Agreement, the employment of each employee may be terminated at any time, without obligation to pay severance or other payments or benefits. None of the Corporation's employees are represented by any labor union or other organization and, there have been no attempts by or on behalf of the Corporation's employees to be represented by a labor union. There are no controversies pending or, to the Corporation's best knowledge, threatened between the Corporation and its employees or consultants, present or former. The Corporation considers its relations with employees to be good.
Schedule 4.13 of the Schedule of Exceptions also contains a complete and correct list, as of the date of this Agreement, of all bonus, deferred compensation, severance, pension, profit-sharing, retirement, insurance, stock purchase, stock option and other fringe benefit plans, written or otherwise, maintained or sponsored by the Corporation or any of its Affiliates in which employees or former employees of the Business are eligible to participate.

          4.14.  Undisclosed Liabilities.  To the Corporation's best knowledge,
                 -----------------------
neither the Corporation nor the Business is liable for or subject to any material Liabilities, except material Liabilities adequately and specifically disclosed or reserved for in the Financial Statements or, if incurred subsequent to the date of the Corporation's balance sheet included in the Financial Statements, disclosed and adequately reserved for in the Books and Records.

          4.15.  Books of Accounts; Returns and Reports; Taxes.  The Corporation
                 ---------------------------------------------
has paid in full all taxes which were due and payable to date, and the Books and Records reflect appropriate accruals and reserves for taxes in respect of current periods which are not yet due and payable. The Corporation has duly and timely filed all tax returns required to have been filed to date in all applicable jurisdictions with respect to the Business or otherwise, except where the failure to so file would not have a material adverse effect on the Corporation. The Corporation has made all deposits required with respect to withholding taxes for employees of the Business.

          4.16.  Transactions With Affiliates.  The Corporation has no
                 ----------------------------
outstanding contract, agreement or other arrangement with an Affiliate of the Corporation with respect to the Business, and none of the Corporation's assets is owned by or leased, licensed or otherwise used by the Corporation under grant from any of such Affiliate. There are currently no outstanding shareholder notes or obligations to related parties of the Corporation.

          4.17.  Broker's or Finder's Fees.   No broker, finder or other Person
                 -------------------------
acting in a similar capacity has acted directly or indirectly for the Corporation in connection with this Agreement or the transactions contemplated by this Agreement.

          4.18.  No Misleading Statements.  The Corporation has provided or made
                 ------------------------
available to the Series D Investors all of the information which the Series D Investors have requested in connection with the execution of this Agreement and the offer and sale of the Series D Shares and the Warrants. To the Corporation's knowledge, none of this Agreement, the Shareholders' Agreement, the Registration Rights Agreement or any certificate furnished to the Series D Investors in connection herewith (when read together) contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading in any material respect.

     5.  REPRESENTATIONS AND WARRANTIES OF THE SERIES D INVESTORS.  Each of
         --------------------------------------------------------
the Series D Investors makes the following representations and warranties to the Corporation, severally and not jointly, and each with respect only to itself or himself:

          5.1.  Organization and Authority.  Such Series D Investor, if not a
                --------------------------
natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Such Series D Investor has full power and authority to enter into this Agreement and to perform its or his obligations under this Agreement. The signing, delivery and performance of this Agreement, the Shareholders' Agreement and the Registration Rights Agreement by such Series D Investor have been duly authorized by all necessary action on the part of such Series D Investor, and no further action is required on the part of such Series D Investor in order to authorize this Agreement, the Shareholders' Agreement, the Registration Rights Agreement or the transactions contemplated hereby or thereby. Each of this Agreement, the Shareholders' Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligation of such Series D Investor, duly enforceable against such Series D Investor in accordance with its terms.

          5.2.  No Conflict or Violation.  Neither the execution and delivery of
                ------------------------
this Agreement, the Shareholders' Agreement or the Registration Rights Agreement by such Series D Investor nor the performance by such Series D Investor of the transactions contemplated hereby or thereby will result in: (i) a violation of or conflict with the governing documents of such Series D Investor, if not a natural person; (ii) a violation of any Laws or any Order to which such Series D Investor is subject; or (iii) a breach or default under any mortgage, indenture, deed of trust, real property or personal property lease, license, contract or other agreement to which such Series D Investor is subject.

          5.3.  Consents and Approvals.  The execution, delivery and performance
                ----------------------
by such Series D Investor of this Agreement, the Shareholders' Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby do not require the consent, approval or authorization of, or any declaration, filing, registration or notice with or to any governmental or regulatory or any other Person other than such consents or approvals which have been obtained prior to the date of this Agreement.

          5.4.  Purchase for Investment.  (a) The Series D Investor has
                -----------------------
substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation such that the Series D Investor is capable of evaluating the merits and risks of its investment in the Corporation and has the capacity to protect its own interests. The Series D Investor is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act.

          (b) The Series D Investor is acquiring the Series D Shares and, as applicable, the Warrants for investment, for the Series D Investor's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Series D Investor understands that the Series D Shares, Common Stock issuable upon conversion thereof, the Warrants and the Warrant Shares have not been, and will not be when issued, registered under the Securities Act and are being issued pursuant to a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein.

          (c) The Series D Investor acknowledges that the Series D Shares, the Common Stock issuable upon conversion thereof, the Warrants and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Series D Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market marker" and the number of shares being sold during any three-month period not exceeding specified limitations.

          (d) The Series D Investor understands that no public market now exits, and that a market may never exist, for any of the securities issued by the Corporation.

          5.5.  Broker's or Finder's Fees.  No broker, finder or other Persons
                -------------------------
acting in a similar capacity has acted directly or indirectly for such Series D Investor in connection with this Agreement and the transactions contemplated hereby.

     6.  POST-CLOSING COVENANTS OF THE CORPORATION.
         -----------------------------------------

          6.1.  Insurance.  The Corporation shall keep in full force and effect,
                ---------
and shall pay all premiums on, a term life insurance policy on the life of Joseph Beninati in the amount of $5,000,000 as to which the Corporation shall be the owner and the beneficiary. The Corporation shall keep in full force and effect, and shall pay all premiums on, a Directors and Officers liability insurance policy in the amount of at least $1,000,000 as to which the Corporation shall be the owner and the beneficiary. The Corporation shall increase such amount to at least $5,000,000 prior to the Corporation's Initial Public Offering.

          6.2.  Financial Information.  The Corporation shall furnish the
                ---------------------
following financial statements to the Series D Investors.

                6.2.1. As soon as practicable and in any event within 120 days after the end of each fiscal year of the Corporation, the balance sheet of the Corporation as at the end of such fiscal year and the related statements of income, retained earnings and changes in financial position for such fiscal year, setting forth in each case in comparative form (for each year other than the first fiscal year) corresponding figures from the preceding annual audit, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent public accountants selected by the Corporation and reasonably satisfactory to the Series D Investors; and

                6.2.2. As soon as practicable and in any event within 45 days after the end of each of the first three quarters in each fiscal year of the Corporation, the balance sheet of the Corporation as at the end of such quarterly period and the related statements of income, retained earnings and changes in financial position for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to normal year-end audit adjustments.

          6.3.  Right of First Offer.
                --------------------

               6.3.1. The Corporation hereby grants to each Series D Investor the right of first offer to purchase such Series D Investor's pro rata share ("Pro Rata Share") of New Securities (as defined in Section 6.3.2) that the Corporation may, from time to time, propose to sell and issue. Such Series D Investor's Pro Rata Share, for purposes of this right of first offer, is the ratio that the number of shares of Common Stock (assuming conversion of all Preferred Stock and other securities convertible into Common Stock or Preferred Stock including, without limitation, options or warrants to acquire Common Stock or Preferred Stock) held by such Series D Investor bears to the total number of shares of Common Stock outstanding immediately prior to the time of issuance of such New Securities (assuming conversion into Common Stock of all outstanding Preferred Stock and any other securities convertible into Common Stock or Preferred Stock including, without limitation, options or warrants to acquire Common Stock or Preferred Stock). This right of first offer shall be subject to the following provisions of this Section 6.3:

                6.3.2. "New Securities" shall mean any Common Stock or any Preferred Stock of the Corporation, whether or not now authorized, and any rights, options, or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for Common Stock or Preferred Stock; provided, however, that "New Securities" does not include (i) securities issuable upon exercise of the Warrants or upon conversion of or with respect to the outstanding Preferred Stock or Warrant Shares or upon conversion of or with respect to any other Preferred Stock issued after the date of this Agreement and to which the Series D Investors have either exercised or affirmatively waived in writing their rights of first offer as set forth in this Section 6.3; (ii) securities offered to the public pursuant to a registration statement filed under the Securities Act in connection with the Corporation's Initial Public Offering or relating to any employee benefit plan on Form S-8 or any corporate reorganization on Form S-4; (iii) securities issued in connection with the acquisition of another unaffiliated corporation by the Corporation by merger, purchase of substantially all of the assets, or other reorganization whereby the Corporation owns not less than 50% of the voting power of the surviving corporation; (iv) shares of the Corporation's Common Stock (or related options or warrants) issued to employees, officers, directors, consultants, or other persons performing services for the Corporation pursuant to any stock offering, plan, or arrangement approved by the Board of Directors of the Corporation; (v) securities issued pursuant to or in connection with any corporate partnership, joint venture or licensing arrangement with a non-affiliate or in connection with an unaffiliated equipment lease financing or bank debt into which the Corporation may enter; (vi) shares of the Corporation's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Corporation; or
(vii) securities issued upon exercise or conversion of any New Securities.

                6.3.3. (a) In the event that the Corporation proposes to issue New Securities, it shall give each Series D Investor written notice (the "First Notice") of its intention, describing the type of New Securities, the price, and the general terms upon which the Corporation proposes to issue the same. Within 20 days after receipt of the First Notice, the Series D Investor shall give the Corporation written notice (the "Investor Notice") of its intention to purchase or obtain, at the price and on the terms specified in the Notice, a number of shares equal to or less than its Pro Rata Share of the New Securities. The Investor Notice shall be deemed a binding offer to purchase the number of New Securities set forth therein. In addition, the Investor Notice shall state whether the Series D Investor wishes to purchase more than its Pro Rata Share of the New Securities. The Corporation shall promptly give written notice to each Series D Investor that purchases its Pro Rata Share of the New Securities (a "Fully-Exercising Investor") of the amount of New Securities, if any, that other Series D Investors do not elect to purchase in response to the First Notice (the "Second Notice"). Each Fully Exercising Series D Investor shall notify the Corporation within 10 days of receipt of the Second Notice if it would like to purchase any of the unsubscribed shares and indicate the maximum number of unsubscribed shares it would like to purchase. The Corporation shall inform the Fully-Exercising Investor of the total number of unsubscribed shares available and provide the Fully-Exercising Investor with an allocation of the unsubscribed shares based on the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held by each Fully Exercising Investor.

                        (b) To the extent that the Investors fail to exercise in full the right of first offer as provided in Section 6.3.3(a) hereof, the Corporation shall have 90 days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 90 days after execution of such agreement) the New Securities to which the Series D Investors' rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the First Notice. In the event the Corporation has not sold the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement), the Corporation shall not thereafter issue or sell any New Securities, without first offering such securities to the Series D Investors in the manner provided above.

                        (c) A Series D Investor's failure to exercise this right of first offer on any issuance of New Securities shall not adversely affect the Investor's right of first offer to purchase subsequent issuances of New Securities.

                6.3.4. The right of first offer granted under this Section 6.3 is nonassignable except to an Affiliate of the Series D Investor.

          6.4.  Termination of Covenants.  The covenants set forth in Sections
                ------------------------
6.2 and 6.3 shall terminate and be of no further force or effect as to each of the Series D Investors upon the earlier to occur of: (i) the time at which such Series D Investor owns less than 50% of the Series D Shares and, if applicable, Warrant Shares, purchased by and issued to such Series D Investor pursuant to this Agreement or upon exercise of the Warrants, and (ii) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of the Corporation in which the price per share (as adjusted for combinations, stock dividends, subdivisions or split-ups) is at least $7.00 and the net cash proceeds to the Corporation (after payment of underwriting discounts, commissions and fees) are at least $30,000,000 (the "Initial Public Offering").

          6.5.  Participation in an Initial Public Offering.  In the event of an
                -------------------------------------------
Initial Public Offering, VantagePoint (or an "Affiliate" thereof as defined in Rule 501 promulgated under the Securities Act) shall have the right to purchase in such offering in the aggregate up to a number of shares of Common Stock equal to $5,000,000 divided by the price per share of the Corporation's Common Stock at the Initial Public Offering. Such shares allocated to VantagePoint shall not be subject to any underwriting discounts, commission or fees. Notwithstanding the foregoing, the allocation of the shares to VantagePoint under this Section 6.5, shall in all cases be subject to compliance with all applicable rules and regulations of, and, if necessary, approval by, the Securities and

Exchange Commission and National Association of Securities Dealers and any other law, rule or regulation applicable to the Corporation at such time.

          6.6.  Committees of the Board of Directors.  The Board of Directors of
                ------------------------------------
the Corporation shall establish audit and compensation committees and shall delegate to such committees those duties and powers as are customarily performed by committees of such type and the director elected by the holders of the Series D Shares shall be elected or designated chairperson of the compensation committee.

          6.7.  Assignment of Inventions.  The Corporation shall use its best
                ------------------------
efforts to obtain from each employee of the Corporation hired after the date hereof an agreement executed by such employee containing provisions regarding assignment of inventions in form and substance similar to the provisions contained in the agreements signed by current employees of the Corporation.

     7.   CLOSING DELIVERIES
          ------------------

          7.1.  Closing.  The closing of the transactions contemplated by this
                -------
Agreement (the "Closing") shall take place concurrently with the signing and delivery of this Agreement.

          7.2.  The Corporation's Closing Deliveries.  The Series D Investor's
                ------------------------------------
obligations to purchase the Series D Shares and VantagePoint's obligation to purchase the Warrants at the Closing are subject to the fulfillment by the Corporation or waiver by the affected Series D Investor of the following conditions:

                7.2.1. The representations and warranties made by the Corporation in Section 4 hereof shall be true and correct as of the Closing.

                7.2.2. All covenants, agreements and conditions contained in this Agreement to be performed by the Corporation on or prior to the Closing shall have been performed or complied with unless waived in writing by the Series D Investor.

                7.2.3. The Corporation shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of Series D Shares and the Common Stock issuable upon conversion of the Series D Shares, the Warrants and the Warrant Shares.

                7.2.4. The Second Amended and Restated Certificate of Incorporation of the Corporation shall have been filed with the Secretary of State of the State of Delaware.

                7.2.5 The Corporation shall deliver a certificate executed by the Chief Executive Officer of the Corporation, dated as of the Closing, certifying that the conditions specified in Sections 7.2.1, 7.2.2 and 7.2.4 of this Agreement have been fulfilled.

                7.2.6. The Corporation shall deliver a certificate dated as of the date of the Closing, of the secretary of the Corporation certifying as to
(i) the certificate of incorporation and bylaws of the Corporation; and (ii) resolutions of the Board of Directors and the shareholders of the Corporation authorizing the execution, delivery and performance of this Agreement, all documents contemplated by this Agreement and the transactions contemplated by this Agreement.

                7.2.7. The Corporation shall deliver certificates of "good standing" of the Corporation from the Secretaries of State of the States of Delaware, Connecticut, New York, New Jersey and the Commonwealth of Massachusetts.

                7.2.8. The Corporation shall deliver stock certificates issued to the Series D Investors for the number of Series D Shares set forth on The Schedule of Investors.

                7.2.9. The Corporation shall deliver the Warrants issued to VantagePoint as set forth on the Schedule of Investors.

                7.2.10. The Corporation shall deliver the Shareholders' Agreement signed on behalf of the Corporation and by or on behalf of the holders of the Series A Shares, Series B Shares and Series C Shares.

                7.2.11. The Corporation shall deliver the Registration Rights Agreement signed on behalf of the Corporation.

                7.2.12. The Corporation shall deliver an opinion of Testa, Hurwitz & Thibeault, LLP, counsel to the Corporation in the form attached hereto as Exhibit D.
   ---------

          7.3.  Closing Deliveries of the Series D Investors.  The Corporation's
                --------------------------------------------
obligations to sell and issue the Series D Shares and the Warrants at the Closing are subject to the fulfillment by the Series D Investors or waiver by Corporation of the following conditions:

                7.3.1. The Series D Investors shall deliver to the Corporation the sum set forth opposite its or his name in the Schedule of Investors, by wire transfer, representing the purchase price of the Series D Shares to be issued pursuant to this Agreement.

                7.3.2. VantagePoint shall deliver to the Corporation the sum set forth in Section 3.2, by wire transfer, representing the purchase price of the Warrants to be issued pursuant to this Agreement.

                7.3.3. Each Series D Investors shall deliver to the Corporation the Shareholders' Agreement signed by such Series D Investor.

                7.3.4. Each Series D Investor shall deliver to the Corporation the Registration Rights Agreement signed by such Series D Investor.

     8.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.  All covenants,
          -----------------------------------------------------
representations and warranties in this Agreement or in any documents delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years after the Closing.

     9.   INDEMNIFICATION.
          ---------------

          9.1.  Indemnification by the Corporation to the Series D Investors.
                ------------------------------------------------------------
The Corporation shall indemnify, defend and hold each of the Series D Investors, the Affiliates of each Series D Investor, and their respective shareholders, officers, directors, employees, assignees and successors, harmless against, and shall reimburse each of the indemnified Persons on demand on account of, any Losses which may be asserted against, imposed on or incurred by any of them as a result of or arising out of or in any manner relating or attributable to any inaccuracy in or breach of the representations, warranties or covenants on the part of the Corporation in this Agreement or in any document delivered by the Corporation pursuant to this Agreement.

          9.2.  Indemnification by the Series D Investors to the Corporation.
                ------------------------------------------------------------
Each Series D Investor, severally and not jointly, shall indemnify, defend and hold the Corporation and the Corporation's officers, directors, employees, assignees and successors harmless against, and shall reimburse such indemnified Persons on demand on account of, any Losses which may be asserted against, imposed on or incurred by any of them as a result of or arising out of or in any manner relating or attributable to any inaccuracy in or breach of such Series D Investor's representations or warranties in this Agreement or in any document delivered by such Series D Investor pursuant to this Agreement; provided however, such obligation shall not exceed the amount the purchase price paid by such Series D Investor for the Series D Shares as set forth on the Schedule of Investors and, as applicable, for the Warrants.

     10.  MISCELLANEOUS.
          -------------

          10.1.  Notices.  Notices given pursuant to this Agreement must be in
                 -------
writing. They shall be deemed to have been duly given: (i) upon delivery or refusal to accept delivery, if hand-delivered; (ii) when transmitted, if sent by fax with confirmed receipt, followed by a "hard" copy delivered by any other method specified in this Section 10.1; or (iii) one (1) business day after being deposited for next-day delivery with Federal Express or other national overnight courier service. In each case, notice shall be addressed to the parties as follows:

          If to the Corporation:
          ---------------------

                Greenwich Technology Partners, Inc.
                43 Gate House Road
                Stamford, Connecticut 06902
                Attention:  Dennis M. Goett
                Fax:  (203) 316-9254

          If to the Series D Investors:
          ----------------------------

          To the address of such Series D Investor as set forth on the Schedule of Investors or to such other place and with such other concurrent copies as the parties may subsequently designate by written notice.

          10.2. Amendment; Waiver.  None of the provisions of this Agreement
                -----------------
may be changed, modified, waived or canceled orally or otherwise except in writing, signed by the Corporation and persons holding at least a majority of the aggregate of (a) the then outstanding Series D Shares (assuming conversion to Common Stock at the conversion rate then in effect) and (b) the then outstanding shares of Common Stock into which the Series D Shares have been converted, other than shares of Common Stock which have been sold to the public.

          10.3. Binding Effect; Assignment.  This Agreement is binding on the
                --------------------------
Corporation, the Series D Investors and their respective successors in interest. No party may assign his or its rights and obligations under this Agreement with the prior written consent of the other parties. There are no third-party beneficiaries of this Agreement, and any intention to afford any right or benefit under this Agreement to any third party is specifically disclaimed.

          10.4. Entire Agreement.  This Agreement, including the exhibits
                ----------------
attached hereto, the Shareholders' Agreement and the Registration Rights Agreement embody the entire understanding among the parties with respect to the subject matter of this Agreement. There are no binding agreements or understandings among the parties with respect to the transactions contemplated by this Agreement other than as expressly set forth in this Agreement, the Shareholders' Agreement or the Registration Rights Agreement.

          10.5. Interpretation; Construction.
                ----------------------------

                10.5.1. The terms of this Agreement have been fully negotiated by the parties in consultation with counsel, and the wording of this Agreement has been arrived at by all of them as a result of their joint discussions. Accordingly, no provision of this Agreement shall be construed against a particular party or in favor of another party merely because of which party (or its representatives) drafted or supplied the wording for such provision.

                 10.5.2. Except where otherwise noted in context, all references to "Sections", "Exhibits" or "Schedules" shall be deemed to refer to the sections or subsections, as appropriate, exhibits or schedules of this Agreement.

                 10.5.3. Section headings appearing in this Agreement are inserted solely as reference aids for the ease and convenience of the reader; they shall not be deemed to modify, limit or define the scope or substance of the provisions they introduce, nor shall they be used in construing the intent or effect of such provisions.

                 10.5.4. Where the context requires: (i) use of the singular or plural incorporates the other, and (ii) pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

                 10.5.5. As used in this Agreement, the terms "include(s)" and "including" mean "including but not limited to"; that is each case the example or enumeration which follows the use of either term is illustrative but no exclusive or exhaustive.

          10.6.  Expenses.  The Corporation shall pay at the Closing (or
                 --------
reimburse such Series D Investor for, as the case may be) the reasonable out-of-pocket fees and disbursements of such Series D Investor incurred in connection with the negotiation and consummation of the transactions contemplated hereby, including attorney fees incurred by a single counsel on behalf of the Series D Investors, in an amount not expected to exceed $25,000.

          10.7.  Prevailing Party.  In any Proceeding to enforce any provision
                 ----------------
of this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys' fees and out-of-pocket expenses from the other party, as determined by a court having jurisdiction.

          10.8.  Multiple Counterparts.  This Agreement may be signed in one or
                 ---------------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when each of the parties has signed and delivered a counterpart to the other.

          10.9.  Further Assurances.  The parties agree, upon request and for no
                 ------------------
additional consideration, to sign, acknowledge and deliver any documents and to do anything else which the other may reasonably request in order to carry out more completely the purpose and intent of this Agreement consistent with its terms.

          10.10. Governing Law.  This Agreement shall be governed by and
                 -------------
interpreted according to the Laws of Delaware, but without giving effect to any Delaware choice of law provisions which might otherwise make the Laws of a different jurisdiction govern or apply.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Corporation and the Series D Investors have executed this Agreement as of the day and year first above written.

                           Greenwich Technology Partners, Inc.

                           By:_____________________________________
                              Name:
                              Title:

                           VantagePoint Communications
                           Partners, LP
                           By: VantagePoint Communications Associates, LLC Its General Partner

                           By:_____________________________________
                              Name:
                              Title:

                           VantagePoint Venture Partners 1996, LP
                           By: VantagePoint Associates, LLC
                           Its General Partner

                           By:_____________________________________
                              Name:
                              Title:


                           By:_____________________________________
                              Name: Dennis M. Goett

                           FG - GTPD

                           By:_____________________________________
                              Name:
                              Title:


                           By:_____________________________________
                              Name: Carlos Dominquez


                           By:_____________________________________
                              Name: Greg Berger

                           By:_____________________________________
                              Name: John Miller


                           By:_____________________________________
                              Name: Deborah Farrington

                                   EXHIBIT A
                                   ---------

                             Schedule of Investors
                             ---------------------

                                                     Aggregate Purchase
   Name and Address        Number of Series D        Price for Series D
 of Series D Investor    Shares to be Purchased            Shares
 --------------------    ----------------------            ------
VantagePoint                           2,849,002             $3,333,332.34
 Communications
 Partners, LP

VantagePoint Venture                   1,424,502             $1,666,667.34
 Partners 1996, LP

Dennis M. Goett                           85,470             $   99,999.90

FG - GTPD                                747,863             $  874,999.71

Carlos Dominquez                          42,735             $   49,999.95

Greg Berger                               21,368             $   25,000.56

John Miller                               34,188             $   39,999.96

Deborah Farrington                         8,547             $    9,999.99

TOTAL:                                 5,213,675             $6,099,999.75

                               Warrant Schedule
                               ----------------

                                Number of Warrants to be     Aggregate Purchase Price
   Name of Warrantholder                Purchased                  for Warrants
   ---------------------                ---------                  ------------
VantagePoint Communications             2,849,002                    $666.60
 Partners, LP

VantagePoint Venture                    1,424,502                    $333.40
 Partners 1996, LP